UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          April 23, 2013

JACKSONVILLE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34821	36-4670835
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1211 West Morton Avenue, Jacksonville, Illinois		62650
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (217) 245-4111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 23, 2013, Jacksonville Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, Stockholders considered the election of directors, the ratification of the independent registered public accounting firm, and the approval of advisory votes on executive compensation and the frequency of future “say-on-pay” advisory votes.  A breakdown of the votes cast is set forth below.

1.	The election of directors for a three year term:

	For	Withheld	Broker non-votes

Andrew F. Applebee	1,217,448	11,299	406,714

Peggy S. Davidsmeyer	1,217,334	12,413	405,714

2.The ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain	Broker non-votes

1,626,151	826	8,484	0

3.The approval of an advisory vote on executive compensation.

For	Against	Abstain	Broker non-votes

1,151,299	62,949	14,183	407,030

4. The approval of an advisory vote on the frequency of future “say-on-pay” advisory votes.

One Year	Two Years	Three Years	Abstain	Broker non-votes

1,135,870	60,198	15,964	10,389	413,040

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits: None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: April 24, 2013	By:	/s/ Richard A. Foss
Richard A. Foss
President and Chief Executive Officer